Exhibit 99.2


                            COMPX INTERNATIONAL INC.

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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                              CONTACT:

CompX International Inc.                            David A. Bowers
Three Lincoln Centre                                Chief Executive Officer
5430 LBJ Freeway, Suite 1700                        Tel.:  864.286.1122
Dallas, Texas   75240-2697


           COMPX ANNOUNCES THE COMPLETION OF THE SALE OF THOMAS REGOUT


     DALLAS,  TEXAS . . . January 25, 2005 . . . CompX International Inc. (NYSE:
CIX) announced today that on January 24, 2005 it completed the sale of its Thomas Regout operations, conducted at its facility in the Netherlands, to members of Thomas Regout management for approximately $23 million. The transaction is not expected to have a significant impact on CompX's results of operations in 2005. As previously announced, CompX recorded a charge of approximately $14 million in the fourth quarter of 2004 in order to write-down its investment in Thomas Regout to the then estimated realizable value.

     CompX is a leading manufacturer of precision ball bearing slides, security products and ergonomic computer support systems.

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